MENTOR CORPORATION

201 Mentor Drive

Santa Barbara, California 93111

Telephone: (805) 879-6000

____________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 14, 2001

____________________________________

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the "Annual Meeting") of Mentor Corporation, a Minnesota corporation (the "Company"), will be held Friday, September 14, 2001 at 10:00 a.m. (Central Daylight Time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, to consider and take action upon the following matters:

1. To elect a Board of Directors to serve until the next Annual Meeting, or until their successors are elected;
2. To approve the Company's Amended 2000 Long-Term Incentive Plan;
3. To ratify the appointment of Ernst & Young LLP to act as independent auditors of the Company for the fiscal year ending March 31, 2002; and
4. To transact such other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 17, 2001 as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Adel Michael
Secretary

Dated: July 31, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

MENTOR CORPORATION
____________________________________

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 14, 2001

____________________________________

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the shareholders of Mentor Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors of the enclosed proxy for use at the Annual Meeting of Shareholders to be held Friday, September 14, 2001, at 10:00 a.m. (Central Daylight Time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, or at any adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders. All Common Stock represented by proxies in the form solicited will be voted in accordance with the instructions indicated therein, but proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of revocation of the proxy's authority or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. A shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person, unless he or she wishes to do so.

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by special letter.

So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. In the event that any other matters calling for a vote of shareholders properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy will vote in accordance with their judgment on such other matters.

The Annual Report of the Company, including the Company's Form 10-K, for the fiscal year ended March 31, 2001 is being furnished to each shareholder with this Proxy Statement.

The principal executive offices of the Company are located at 201 Mentor Drive, Santa Barbara, California 93111. The approximate mailing date of this Proxy Statement and the accompanying form of proxy is July 31, 2001.

RECORD DATE, QUORUM AND VOTING OF SECURITIES

The Common Stock of the Company, par value $.10 per share, is the only authorized voting security of the Company. Only the holders of the Company's Common Stock whose names appear of record on the Company's books on July 17, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on July 17, 2001, a total of 23,990,282 shares of Common Stock were outstanding, each entitled to one vote. Holders of Common Stock do not have cumulative voting rights. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders and will have the same effect as negative votes; whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting must be received no later than April 2, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. However, if the date of the 2002 Annual Meeting is changed by more than 30 days from the date of this year's Annual Meeting (September 14), then the deadline for submission of shareholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside the Rule 14a-8 process for consideration at the 2002 Annual Meeting will be June 16, 2002. As to matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposals shall be granted to the persons designated in the Company's proxy related to the 2002 Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's By-Laws provide that the Board of Directors must consist of not less than three directors, with the number to be determined by a resolution of the shareholders. Currently the Board of Directors consists of six (6) directors. The number as set by the Shareholders shall continue in effect unless changed by the Board of Directors pursuant to the By-Laws or by subsequent shareholder resolution.

It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the six nominees named below, all of which are currently directors, to hold office until the 2002 Annual Meeting of Directors or until their successors are elected and qualified.

Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below.

Name (Age)	Director Since	Principal Occupation And Business Experience
Christopher J. Conway (62)	1969	Founder and Chairman of the Board since 1969; Chief Executive Officer from 1969 to July 29, 1999, and from September 28, 2000 to present.
Eugene G. Glover (58)	1969	Private investor since October 1986; Founder & Vice President, Engineering of the Company from 1969 to October 1986, and Senior Vice President, Advanced Development from October 2000 to present.
Walter W. Faster (68)	1980	Retired, Vice President, Corporate Growth and Development for General Mills, Inc.(1); held various marketing and finance capacities at General Mills since 1963.
Michael Nakonechny (73)	1980	President of NAK Associates Corp.(2) since 1981; Chairman of the Board and Secretary of Transducer Systems, Inc.(3) from November 1968 to January 1989.
Dr. Richard W. Young (74)	1990

Director of Bay State Milling Company from 1992 to present(4); Director of Instron Corporation from 1992-1999(5); Private investor since April 1992; Consultant to Mentor O & O, Inc.(6) from April 1990 to 1992; Chairman and Chief Executive Officer of Mentor O & O, Inc. from April 1985 to 1990; President of Houghton Mifflin Company(7) from 1982 to 1985; Executive Vice President of Polaroid Corporation from 1972 to 1982.(8)

Ronald J. Rossi (61)	1999

Chairman and CEO of LoJack Corporation(9); President of Oral-B Worldwide from 1998 to 2000(10); President of Gillette North America Grooming Division from 1991 to 1998; held various executive and sales and marketing positions at The Gillette Company for over 30 years.

(1) General Mills, Inc. is a major manufacturer of packaged foods and other consumer goods.

(2) NAK Associates Corp. is a closely-held company engaged in engineering consulting.

(3) Transducer Systems, Inc. is a manufacturer of electro-mechanical transducers.

(4) Bay State Milling Company mills flour.

(5) Instron Corporation manufactures dynamic testing equipment.

(6) Mentor O & O, Inc. was acquired by the Company as a wholly-owned subsidiary in April 1990.  It was a manufacturer of      ophthalmic surgical and diagnostic equipment. During fiscal 1997, Mentor O&O's name was changed to Mentor      Ophthalmics, Inc. In October 1999, the Company divested the assets of Mentor Ophthalmics, Inc.

(7) Houghton Mifflin Company is a major publishing firm.

(8) Polaroid Corporation is an instant imaging company.

(9) LoJack develops and markets stolen vehicle recovery technology, which is utilized by law enforcement.

(10) Oral-B Worldwide is a maker of oral personal care products. It is a subsidiary of The Gillette Company, which manufactures and sells a wide variety of consumer products throughout the world.

The Board of Directors recommends that the shareholders vote FOR the election of the nominees named above to serve as directors of the Company until the next annual meeting following the 2001 Annual Meeting or until their respective successors have been elected and qualified.

Board Meetings and Committees

Board of Directors. During the fiscal year ended March 31, 2001, the Board of Directors met or adopted resolutions by unanimous written consent on nine occasions. No director attended less than 75% of the aggregate number of Board of Directors meetings and meetings of committees on which he served (including actions taken by written consent).

Audit Committee. The Company has an Audit Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young. The Audit Committee met five times during the fiscal year ended March 31, 2001. No member attended less than 75% of the aggregate number of Audit Committee meetings.

The Audit Committee has adopted procedures providing for its prior review and consideration of the effect of non-audit services on the independence of Ernst & Young LLP and the approval of the types of, and estimated fees for, professional services which are expected to be performed by Ernst & Young LLP during the forthcoming fiscal year.

The Company has adopted a formal written Audit Committee charter, (a copy of which is attached to this Proxy Statement as Exhibit A), which complies with the Nasdaq's Marketplace Rules. The Audit Committee will review and assess the adequacy of the charter on an annual basis. The Audit Committee composition satisfies the requirements and the Company has certified its compliance to Nasdaq.

Compensation Committee. The Company has a standing Compensation Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel. The Compensation Committee met two times during the fiscal year ended March 31, 2001, with all committee members present.

Stock Option Committee. The Company has a Stock Option Committee, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young. The principal function of the Stock Option Committee is to administer the Company's stock option plan. The Stock Option Committee met two times during the fiscal year ended March 31, 2001, with all members present.

Nominating Procedures.

Nominating Committee. The Company has a separately constituted committee to nominate candidates for election to the Board of Directors of the Company, currently consisting of Messrs. Faster, Nakonechny, Rossi and Young. Such candidates are chosen by taking into consideration the recommendations of the Company's executive officers and shareholders. Shareholders wishing to submit recommendations for nomination should send them in writing to the attention of Mr. Walter W. Faster at the Company's principal executive office within sixty days after the end of the Company's fiscal year.

Compensation of Directors.

Board members who are employees of the Company do not receive compensation for their services as directors. During the Company's fiscal year ended March 31, 2001 and currently, individual non-employee Board members received an annual fee of $20,000. Under the terms of the Company's now terminated 1991 Stock Option Plan, each person who was a non-employee director on the date of an annual meeting of shareholders was entitled to receive an automatic option grant under the Company's 1991 Stock Option Plan (the "1991 Plan") of options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date of such grant. These options remain in effect and have a term of ten years and become exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date. Under the 1991 Plan, each person who was a newly elected or appointed as a non-employee director received, on the date of election or appointment, an automatic option grant to purchase 20,000 shares of Common Stock. The maximum number of shares of Common Stock that a non-employee director could receive under the 1991 Plan was 90,000, less than number of options previously granted to that Board member under prior plans. Each member of the Board of Directors other than Mr. Rossi received options to purchase 30,000 shares on May 17, 1994, and 30,000 shares on May 15, 1997. Mr. Rossi received options to purchase 20,000 on November 11, 1999. Currently, all non-employee members of the Board of Directors except Mr. Rossi have received the maximum number of shares under the 1991 Plan.

Following shareholder approval of the Company's 2000 Long-Term Incentive Plan in October 2000, each non-employee director was granted a one-time option to purchase 30,000 shares of Common Stock. See "2000 Plan Awards." Additional grants of options to purchase Common Stock to non-employee directors may be made in accordance with the provisions of such Plan.

Report of the Audit Committee

The Securities and Exchange Commission rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

The Company's independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

Following the Audit Committee's discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended March 31, 2001.

Audit Committee:

Walter W. Faster
Michael Nakonechny
Ronald J. Rossi
Dr. Richard W. Young

PROPOSAL 2: APPROVAL OF THE AMENDED MENTOR CORPORATION 2000 LONG-TERM INCENTIVE PLAN

The purpose of the Mentor Corporation 2000 Long-Term Incentive Plan (the "2000 Plan") is to assist the Company and its subsidiaries in attracting, retaining and providing incentives to key individuals who serve the Company and its subsidiaries by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the shareholders of the Company.

The Company has had in effect a Stock Option Plan adopted in 1991 and amended in 1994 and 1997 (the "1991 Plan"). Under the 1991 Plan, 5,000,000 shares were reserved, 4,907,157 options have been issued with 3,118,636 options granted not yet exercised. The 1991 Plan had a 10-year term and expired June 11, 2001. No additional shares can be granted under the 1991 Plan; existing grants may continue to be exercised for 10 years from the grant date. The Company believes that the 1991 Plan has served the Company's best interests and is proposing the approval of certain amendments to the 2000 Plan to continue an option program in effect.

At the Company's 2000 Annual Meeting of Shareholders held on September 19, 2000, the proposal to approve the 2000 Plan was discussed, but was not voted on by the Company's shareholders. The 2000 Annual Meeting of Shareholders was adjourned to October 19, 2000 at 10:00 a.m. in Santa Barbara to allow the Board to collect and consider input from shareholders concerning the proposed 2000 Plan. The Board of Directors approved the original 2000 Plan on July 19, 2000. Based upon shareholder input, the 2000 Plan was amended to reduce the number of shares authorized under the 2000 Plan from 7,500,000 to 3,000,000 shares, to specifically not allow option repricing, to limit the type of awards that may be granted under the 2000 Plan to incentive stock options and nonstatutory stock options (grants of stock appreciation rights, performance awards, restricted stock and incentive shares are not permitted under the 2000 Plan) and to provide for four year vesting of all options granted under the 2000 Plan. The Board of Directors approved the 2000 Plan, as so amended, on October 19, 2000. At the reconvened meeting, the 2000 Plan was approved by the requisite shareholder vote.

At the 2001 Annual Meeting the shareholders will be asked to approve the Amended 2000 Plan which will, among other things, include provisions allowing for accelerated vesting in the case of a Change in Control, (as defined in the Amended 2000 Plan), prohibit the grant of incentive stock options to eligible persons who are not a "Section 422 Employees" (as defined in the Amended 2000 Plan), and certain other technical amendments to the 2000 Plan. The Board of Directors approved the Amended 2000 Plan on July 25, 2001. A copy of the Amended 2000 Plan is attached to this Proxy Statement as Exhibit B and is incorporated herein by this reference. A copy of the Amended 2000 Plan detailing all additions and deletions to the 2000 Plan is available upon request by writing to the Company.

Description of the Amended 2000 Plan

The following summary of the material terms of the Amended 2000 Plan is qualified in its entirety by reference to the full text of the Amended 2000 Plan. Unless otherwise specified, capitalized terms used herein have the meaning assigned to them in the Amended 2000 Plan.

Eligibility; Shares Available for Grants. The Amended 2000 Plan provides for grants of nonstatutory stock options and incentive stock options to employees, non-employee directors, consultants and independent contractors to the Company or an Affiliate who are determined by the Stock Option Committee to render key services to the Company or an Affiliate. Non-employees are only eligible to receive grants of nonstatutory stock options. As of July 17, 2001, approximately 1,629 individuals were eligible to participate in the Amended 2000 Plan.

The 2000 Plan provides for grants of stock options covering 3,000,000 shares of Common Stock, 120,000 of which are subject to outstanding grants leaving 2,880,000 shares available for option grants under the Amended 2000 Plan. See "2000 Plan Awards."

Subject to the terms of the Amended 2000 Plan, if an option expires or terminates without having been fully exercised, the unissued or forfeited shares of Common Stock which had been covered thereby will become available for the grant of additional options under the Amended 2000 Plan.

Administration. The Amended 2000 Plan is administered by the Stock Option Committee appointed by the Board of Directors. Subject to the terms of the Amended 2000 Plan, the Stock Option Committee is authorized to determine eligibility, to grant options, and to otherwise administer the Amended 2000 Plan.

The Company's Board of Directors may terminate the Amended 2000 Plan at any time and may amend it in any respect, except that no amendment, alteration or termination of the Amended 2000 Plan, if approved by the shareholders, may be made by the Board of Directors without approval of (a) the Company's shareholders to the extent shareholder approval of an amendment is required to comply with the requirements of applicable law or regulation; and (b) each affected Participant if such amendment, alteration or termination would impair the rights of an Participant under any prior option grant. The Amended 2000 Plan will terminate on July 19, 2010. The Amended 2000 Plan will remain in effect after its termination for the purpose of administering outstanding options.

Except as otherwise provided by the Stock Option Committee, options under the Amended 2000 Plan are not transferable other than by will or by the laws of descent and distribution.

Limits on Aggregate Option Grants. The Amended 2000 Plan limits the number of shares of Common Stock with respect to which any employee may receive options during each fiscal year to 250,000 shares. Under current tax law requirements, to the extent that the aggregate fair market value of stock with respect to which incentive stock options granted under the Amended 2000 Plan are exercisable for the first time by an employee during any calendar year exceeds $100,000 (determined at the time of the grant of the option), the option will not be treated as an incentive stock option for federal income tax purposes.

Stock Options. The Amended 2000 Plan authorizes the grant of nonstatutory stock options and incentive stock options. The exercise of an option permits the optionee to purchase shares of Common Stock from the Company at a specified exercise price per share subject to the terms and conditions of the Amended 2000 Plan. Subject to the terms and conditions of the Amended 2000 Plan , options granted under the Amended 2000 Plan are exercisable upon such terms and conditions as the Stock Option Committee shall determine.

The exercise price per share and manner of payment for shares purchased pursuant to options are determined by the Stock Option Committee, subject to the terms of the Amended 2000 Plan. The per share exercise price of all options granted under the Amended 2000 Plan may not be less than the fair market value per share of the Common Stock at the time of the grant.

The Amended 2000 Plan provides that the term during which options granted may be exercised should be based on a vesting period of four years from date of grant, except that no option may be exercised after ten years.

2000 Plan Awards

Each non-employee director was granted a one-time option to purchase 30,000 shares of Common Stock on October 19, 2000. The options will vest over a four year term. The options will expire in October 2010. The number and type of additional grants to Eligible Participants, will be made at the discretion of the Stock Option Committee.

The following table sets forth information on the stock option grants made to non-employee directors under the 2000 Plan.

Name of Director	Exercise Price ($) (1)	Number of Shares Subject to Option
Walter W. Faster	$15.69	30,000
Michael Nakonechny	$15.69	30,000
Dr. Richard W. Young	$15.69	30,000
Ronald J. Rossi	$15.69	30,000

(1)

The stock option grants made to the above-named directors under the 2000 Plan have an exercise price which was 100% of the fair market value of the underlying shares on October 19, 2000, the date of grant. Based on the closing price of the Common Stock on the Nasdaq National Market, the fair market value of the Company's Common Stock on October 19, 2000 was $15.69.

Summary of Certain Federal Income Tax Consequences.

The following discussion briefly summarizes certain federal income tax aspects of stock options awarded under the Amended 2000 Plan. State and local tax consequences may differ.

Incentive Stock Options. In general, an optionee is not required to recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax.

 Nonstatutory Stock Options. An optionee or grantee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the nonstatutory stock option is exercised. In general, the amount of ordinary income required to be recognized upon the exercise of a nonstatutory stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

Gain or Loss on Sale or Exchange of Plan Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Amended 2000 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), an optionee may be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if an optionee is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonstatutory stock option the optionee is required to recognize ordinary income, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

Subject to certain exceptions, Section 162(m) of the code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent it exceeds $1 million for the taxable year. The Amended 2000 Plan has been designed to allow the Committee to make awards under the Amended 2000 Plan that qualifies under an exception to the deduction limit for "performance-based compensation."

ERISA. The Company believes that the Amended 2000 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

Accounting Treatment

Under current accounting principles, neither the grant nor the exercise of an incentive stock option or a nonstatutory stock option under the Amended 2000 Plan with an exercise price not less than the fair market value of Common Stock at the date of grant requires any charge against earnings. The Company is required to disclose in a footnote to its financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the estimated grant date fair value of stock options that are expected to vest.

Approval of the Amended 2000 Plan

Approval of the Amended 2000 Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting. An abstention with respect to approving the Amended 2000 Plan will not constitute a vote cast and therefore will not affect the outcome of the vote.

The Board of Directors recommends that the shareholders vote FOR the approval of the Company's Amended 2000 Long-Term Incentive Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

Pursuant to authority delegated to the Audit Committee by the Board of Directors, the Audit Committee has appointed the firm of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 2002. This appointment is being submitted to the Company's shareholders for ratification. This firm has audited the financial statements of the Company for the fiscal year ended March, 31, 2001, and for prior years, and has advised the Company that neither the firm nor any of its partners has any direct or indirect material financial interests in the Company or its subsidiaries, nor have they had any connection during the past three years with the Company or its subsidiaries in any capacity other than that of independent accountants and auditors. A representative of Ernst & Young LLP will be present at the 2001 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

In the event the shareholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Board of Directors.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal year 2001.
Audit Fees (1)	$196,800
Financial Information Systems Design and Implementation Fees	--
All Other Fees (2)	65,705
Total	$262,505
(1)	Audit services of Ernst & Young LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.
(2)

"All Other Fees" include $27,800 audit-related services, including, among other items, statutory audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, and $37,905 for other services, including, among other items, tax services and accounting consulting.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 2002.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table shows the ownership of the Common Stock of the Company as of July 17, 2001, (i) by each person who, to the knowledge of the Company, owned beneficially more than five percent (5%) of such stock, (ii) by each of the Company's directors, (iii) by each of the executive officers named in the Summary Compensation Table below, and (iv) by all directors and executive officers who served as directors or executive officers of the Company as of March 31, 2001 as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class
Neuberger Berman, Inc. (2) Neuberger Berman, LLC 605 Third Ave. New York, NY 10158-3697	2,528,792	10.3%
Value Act Capital Partners, L.P. (3) One Maritime Plaza Suite 1400 San Francisco, CA 94111	1,618,300	6.6%
T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21201	1,345,800	5.5%
Putnam Investments LLC (5) One Post Office Square Boston, MA 02109	1,307,900	5.3%
Christopher J. Conway	966,066	3.9%
Eugene G. Glover(6)	546,000	2.2%
Anthony R. Gette (7)	292,041	1.2%
Walter W. Faster	143,000	*
Bobby K. Purkait	122,000	*
Richard W. Young	89,000	*
Michael Nakonechny	63,450	*
Adel Michael	12,500	*
Ronald J. Rossi	10,000	*
Malcolm Boddy (7)	--	*
Trevor Pritchard (7)	--	*
Ramona Schwab (7)	--	*
All directors and executive officers as a group (12 persons)	2,244,057	9.1%

*Less than 1%
(1)

These shares, unless noted below, are subject to the sole voting and investment power of the indicated person. The figures include options to purchase Common Stock exercisable within sixty days and held by: Mr. Conway, 277,000 shares; Mr. Gette, 92,000 shares; Mr. Glover, 60,000 shares; Mr. Faster, 60,000 shares; Mr. Nakonechny, 30,000 shares; Dr. Young, 62,500 shares; Mr. Purkait, 122,000 shares; Mr. Michael, 12,500 shares; Mr. Rossi, 5,000 shares; and all directors and executive officers as a group, 721,000 shares.

(2)

Neuberger Berman, Inc. and Neuberger Berman, LLC have sole voting power with respect to 985,692 shares and sole dispositive power with respect to 1,535,800 shares based on Schedule 13G Amendment No. 1 dated February 2, 2001.

(3)

Based on Schedule 13D, Amendment No. 1 dated April 4, 2001, which was filed jointly by Value Act Capital Partners, L.P., Value Act Capital Partners II, L.P., Value Act Capital International, Ltd., VA Partners, LLC, and Jeffrey W. Ubben, George F. Hamel, Jr. and Pete H. Kamin, the managing managers, who hold shared voting and shared dispositive power for 1,618,300 shares.

(4)

T. Rowe Price Associates, Inc. has sole voting power with respect to 389,100 shares and sole dispositive power with respect to 1,345,800 shares based on Schedule 13G Amendment No. 4 filed July 10, 2001.

(5)	Putnam Investment Management, Inc. has sole voting power with respect to 319,100 shares and sole dispositive power with respect to 1,307,900 shares based on Schedule 13G filed February 7, 2000.
(6)	Includes 426,000 shares held by a trust of which Mr. Glover is the sole trustee.
(7)	Named executive officer is no longer an employee of the Company.

Executive Compensation and Related Information

Executive compensation is determined by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of independent, outside directors. The following information relates to compensation paid by the Company for services rendered during the three (3) fiscal years ended March 31, 2001 for the Company's two Chief Executive Officers and each of the other four (4) most highly compensated executive officers and two (2) additional executive officers for whom disclosure would have been provided but for the fact that the individual was not serving as an executive at the end of the last fiscal year.

SUMMARY COMPENSATION TABLE
					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1)($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying SARs(#)	LTIP Payouts ($)	All Other Compensation (2)($)
Christopher J. Conway	2001	$390,000	--	--	--	100,000	--	$ 4,552
Chairman (3)	2000	$390,000	$204,750	--	--	70,000	--	$ 4,256
President & CEO	1999	$380,000	--	--	--	32,000	--	$ 5,430

Anthony R. Gette (3)	2001	$399,231	--	--	--	100,000	--	$ 4,552
President & CEO	2000	$360,000	$189,000	--	--	80,000	--	$ 4,049
	1999	$300,000	--	--	--	24,000	--	$ 4,186

Adel Michael (4)	2001	$235,385	$ 48,000	--	--	100,000	--	$ 131,849
Sr. Vice President	2000	--	--	--	--	--	--	--
Chief Financial Officer	1999	--	--	--	--	--	--	--

Eugene G. Glover (5)	2001	$116,347	--	--	--	50,000	--	$ 3,531
Sr. Vice President	2000	--	--	--	--	--	--	--
Advanced Development	1999	--	--	--	--	--	--	--

Bobby Purkait	2001	$249,038	--	--	--	50,000	--	$ 4,100
Sr.Vice President,	2000	$200,000	$104,000	--	--	24,000	--	$ 5,297
Science & Technology	1999	$190,000	--	--	--	10,000	--	$ 3,184

Trevor Pritchard (6)	2001	$164,940	--	--	--	50,000	--	$ 468,948
President	2000	$260,000	$106,438	--	--	24,000	--	$ 4,500
Mentor Medical Inc.	1999	$240,000	--	--	--	45,000	--	$ 55,739

Malcolm Boddy (7)	2001	$159,539	--	--	--	50,000	--	$ 158,871
President	2000	$240,000	$140,000	--	--	24,000	--	$ 1,154
Mentor Manufacturing	1999	$220,000	--	--	--	10,000	--	--

Ramona Schwab (8)	2001	$179,614	--	--	--	60,000	--	$ 4,281
Vice President	2000	$160,000	$80,200	--	--	20,000	--	$ 3,569
Human Resources	1999	$145,000	--	--	--	8,000	--	$ 3,530

(1)	Annual bonus amounts earned and paid during the fiscal years indicated, or accrued and paid subsequent to the end of the fiscal year.
(2)	Other compensation represents matching amounts contributed by the Company on behalf of the named individual under the terms of the Company's 401(k) Plan, and the Company provided term life insurance.
(3)

Effective September 28, 2000, the Board of Directors elected Mr. Conway as President and CEO of the Company, and Mr. Gette resigned as CEO. The table reflects compensation received under his transition agreement of approximately $190,000 up to September 28, 2000 and compensation of $200,000 received as base salary as President and CEO from that date to March 31, 2001.

(4)	Mr. Michael was hired on April 3, 2000 as Sr. Vice President and Chief Financial Officer. All other compensation includes relocation benefits of $127,603.
(5)

Mr. Glover has served as a non-employee member of the Board of Directors since 1986. In October 2000, he was hired as Sr. Vice President of Advanced Development. The table reflects compensation from the date hired, but excludes $10,000 earned as a non-employee director during 2001.

(6)

Mr. Pritchard's employment ended in October 10, 2000. The table reflects compensation from April 1, 2000 to the date employment was terminated. All other compensation includes severance benefits of $314,167 and relocation benefits of $166,576 in 2001 and $52,989 in 1999.

(7)

Mr. Boddy's employment ended in October 10, 2000. The table reflects compensation from April 1, 2000 to the date employment was terminated. All other compensation includes $154,583 of severance benefits in 2001.

(8)	Ms. Schwab was terminated subsequent to the end of the fiscal year.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms ($)(3) 5% 10%
Name	Number of Securities Underlying Options Granted #(1)	% of Total Options Granted To Employees In Fiscal Year	Exercise or Base Price ($/share)(2)	Expiration Date
Christopher J. Conway	100,000	7.6%	$15.69	10/19/2010	$ 986,578	$2,500,183
Anthony R. Gette (4)	100,000	7.6%	$16.63	05/05/2010	$ 1,045,537	$2,649,597
Adel Michael	50,000	3.8%	$16.63	05/05/2010	$ 522,769	$1,324,798
Adel Michael	50,000	3.8%	$15.69	10/19/2010	$ 493,289	$1,250,091
Eugene G. Glover	50,000	3.8%	$15.69	10/19/2010	$ 493,289	$1,250,091
Bobby Purkait	50,000	3.8%	$16.63	05/05/2010	$ 522,769	$1,324,798
Trevor Pritchard (4)	50,000	3.8%	$16.63	05/05/2010	$ 522,769	$1,324,798
Malcolm Boddy (4)	50,000	3.8%	$16.63	05/05/2010	$ 522,769	$1,324,798
Ramona Schwab (4)	40,000	3.0%	$16.63	05/05/2010	$ 418,215	$1,059,838
Ramona Schwab (4)	20,000	1.5%	$15.69	10/19/2010	$ 197,316	$ 500,037

(1)

All options were granted under the 1991 Stock Option Plan. Each option will become exercisable for the option shares in four equal and successive annual installments over the optionee's period of service with the Company, beginning one year after the grant date. Each option has a maximum term of ten years, subject to earlier termination immediately prior to a Change in Control (as defined in the 1991 Stock Option Plan); alternatively, the administrator of the 1991 Stock Option Plan may provide for replacement of outstanding options with options to purchase shares of the surviving corporation, or for a cash payment in exchange for the cancellation of outstanding options.

(2)

The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in Common Stock, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The administrator of the 1991 Stock Option Plan may authorize a loan or loan guarantee from the Company to help the optionee pay the exercise price or the administrator may permit the optionee to pay the option price in installments.

(3)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten year option term. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There is no assurance that the actual stock price appreciation over the ten year option term will be at the assumed 5% or 10% levels, or at any other defined level.

(4)	Named executive is no longer employed by the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options At Fiscal Year End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher J. Conway	100,000	$1,188,750	260,500	183,500	$1,708,000	$ 1,071,249
Anthony R. Gette(3)	72,819	$ 937,127	193,181	182,000	$1,330,815	$ 1,028,750
Adel Michael	--	--	--	100,000	--	$ 634,375
Eugene G. Glover	--	--	60,000	50,000	$ 487,500	$ 340,625
Bobby Purkait	--	--	113,500	76,500	$1,235,812	$ 436,437
Trevor Pritchard (3)	28,500	$ 81,980	--	--	--	--
Malcolm Boddy (3)	6,000	$ 24,000	--	--	--	--
Ramona Schwab (3)	--	--	29,500	82,500	$ 50,813	$ 490,187

(1)	Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.
(2)

An in-the-money option is an option which has an exercise price for the Common Stock which is lower than the fair market value of the Common Stock on a specified date. The fair market value of the Company's Common Stock at March 31, 2001 was $22.50 per share.

(3)	Named executive officer is no longer employed by the Company.

 Compensation Committee Report on Executive Compensation

The Company's Compensation Committee (the "Committee") was established in 1980 and is composed entirely of independent, outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program and assesses the effectiveness and competitiveness of the overall program.

Mentor's executive compensation program is designed to accomplish several goals, including:
To attract, retain, and motivate employees of outstanding ability
To link changes in employee compensation to individual and corporate performance
To align the interests of management with the interests of the Company's shareholders
To facilitate the development of a progressive high performance culture
To strengthen the relationship between pay and performance
To provide levels of compensation that are competitive with those provided in the markets in which the Company competes for executives.

Key Provisions of the Executive Compensation Program

The Company's executive compensation plan consists of three components: base salary, annual incentive bonus, and long-term incentive in the form of stock options. The Company has established a link between pay and performance by emphasizing variable components of the plan, that is, annual incentive bonus and stock options.

Base Salary. The Committee determines base salaries for executive officers on the basis of a number of factors, including an assessment of competitive compensation levels for similar-size manufacturing companies performed by an independent consulting firm, the Company's financial condition, any changes in job responsibilities, and the performance of each executive. Executive officer base salaries generally are set to be within a competitive range of comparable compensation data.

Annual Incentive Bonus. Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their salaries under the Company's bonus plan. The Company establishes bonus pay-out targets (ranging from 40% to 60% of base salary) that are designed to bring the level of total annual cash compensation (base salary plus annual incentive bonus) within the range for comparable positions at similar-size manufacturing companies when superior performance is achieved. Performance is measured at the corporate, functional unit, and individual level. The total potential bonus for each executive is broken down into several factors as appropriate for that executive's area of responsibility. Each factor is then weighted with emphasis placed on profitability measures. These factors, and the relative weight given to each factor, vary with each executive officer in the Committee's sole discretion. For each factor, the Committee establishes a threshold, target and outstanding goal. No bonus is paid for performance below threshold levels.

Long-term Incentive (Stock Options). Generally, the Company awards stock options to executive officers on an annual basis. Each grant is designed to align the interests of executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Awards to specific employees, including the Chief Executive Officer, are made on the basis of each employee's job responsibilities and recommendations of the executive officers of the Company concerning the individual's contributions (both historical and potential) to the success of the Company, without regard to prior awards of stock option grants. These recommendations also take into consideration competitive practice for stock option grants as determined by an independent compensation consultant from survey information. The survey information encompasses data on both competitive grant levels for individual executives and total options granted as a percentage of shares outstanding.

Employment Contracts and Severance Arrangements

Mr. Conway was appointed as President and Chief Executive Officer ("CEO") of the Company on September 28, 2000 upon the resignation of Mr. Gette as President and CEO. Mr. Conway's base salary, annual incentive bonus and stock option grants are set by the Compensation Committee of the Board of Directors using the same policies and criteria used for other executives. In setting Mr. Conway's salary for fiscal 2001, the Compensation Committee considered competitive information for similar sized manufacturing companies provided by an independent compensation consultant and the Company's financial performance. Mr. Conway is currently paid at the targeted competitive position base salary, which has been set by the Compensation Committee to be within the range of comparable competitive compensation data. Mr. Conway does not currently have an employment agreement with the Company.

The Company previously entered into a transition agreement Mr. Conway under which he received annual compensation of $390,000 and other benefits which would have expired on August 1, 2001. This agreement was terminated by mutual consent of the parties on September 28, 2000 when Mr. Conway resumed his previous position as President and CEO, but the annual compensation amount of $390,000 and the other benefits generally remain in effect.

The Company previously entered into an Employment Agreement with Mr. Gette which included provisions for certain amounts to be paid in the case of termination. Mr. Gette resigned his positions as President and CEO on September 28, 2000 and entered into a Transition and Non-Compete Agreement, dated September 28, 2000, between Mentor Corporation and Anthony R. Gette, ("Transition Agreement"). The Transition Agreement provided, that among other items, that Mr. Gette continue to receive his salary and other benefits until May 2001 at which time his employment was terminated. In addition, consistent with Mr. Gette's employment agreement, Mr. Gette received an additional payment equal to $400,000 (equivalent to one year's compensation) in consideration for a two-year covenant not to compete. This amount was paid on May 17, 2001 and Mr. Gette's employment was terminated as of such date.

The Company has previously entered into an Employment Agreement with Adel Michael in connection with his employment as Senior Vice President, Finance/Treasurer and Chief Financial Officer. Mr. Michael's employment provides that Mr. Michael will receive in fiscal 2001: (i) a base salary of $240,000, (ii) a bonus of at least 20% and up to 40% of base salary based on attainment of mutually designated objectives, (iii) options to purchase 50,000 shares of Common Stock with a vesting period of four years, and (iv) a relocation package to defray his costs of moving to Santa Barbara, California. Beginning in fiscal 2002, Mr. Michael's base salary will increase to $265,000, and thereafter will be fixed annually by the Compensation Committee. Mr. Michael's employment agreement also provides that upon termination of Mr. Michael's employment by the Company, without Cause (as defined therein), Mr. Michael will be entitled to severance compensation equal to twelve months of base salary plus one month of base salary for each complete year of service with the Company.

The Company entered into a new Employment Agreement with each of Mr. Glover, Mr. Purkait, Ms. Schwab on November 28, 2000. These agreements provide for (i) base salary of $250,000, $250,000 and $180,000, respectively, (ii) an incentive bonus of up to 40% of base salary, (iii) options to purchase 50,000 shares, 20,000 shares and 20,000 shares, respectively, (iv) in the case of termination without cause, severance compensation equal to three months salary plus one additional month for each full year of service, and (v) in the case of change in control of the Company, (as defined in the applicable agreement), pro rata bonus for the year plus severance pay equal to 12 months salary and one additional month for each full year of service. On May 18, 2001, Ms. Schwab was terminated, without cause, by the Company and received termination benefits of $120,000 under the severance provisions of her employment agreement with the Company.

The Company has previously entered into an Employment Agreement with Mr. Boddy, the President of the Mentor Manufacturing Operations Division. Mr. Boddy's employment agreement provided that Mr. Boddy's salary be fixed annually by the Compensation Committee and provided for severance compensation of three months of base salary plus one month of base salary for each full year of service. Mr. Boddy was terminated by the Company, without cause, on October 10, 2000 and received $154,583 of severance compensation under the terms of his employment agreement.

The Company has previously entered into an Employment Agreement with Mr. Pritchard, the President of Mentor Medical Inc., the Company's sales and marketing subsidiary. Mr. Pritchard's employment agreement provided that Mr. Pritchard would be entitled to receive not less than $290,000 in base salary and provided for severance compensation of twelve months of base salary. In addition, the Company entered into a promissory note with Mr. Pritchard for $150,000 bearing interest at 4% to assist in his relocation to Santa Barbara. Mr. Pritchard was terminated by the Company, without cause, on October 10, 2000, and received $314,167 of severance compensation under the terms of his employment agreement and the promissory note and accrued interest totaling $166,576 was forgiven.

Policy with Respect to Section 162(m) of the Internal Revenue Code. Subject to certain exceptions, Section 162(m) of the Code disallows a federal income tax deduction for compensation over $1 million paid to certain executive officers in a taxable year. One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based. At the 1994 Annual Meeting, the Company obtained shareholder approval for certain amendments to the Company's 1991 Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. As a result, the Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit. However, there can be no assurance that the options will so qualify. The Compensation Committee intends that options granted under the Amended 2000 Plan, if approved by shareholders, will be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Company.

The cash compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 2002 fiscal year expected to reach that level. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee intends to continue to comply with Section 162(m) in the future to the extent consistent with the best interests of the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
- Walter W. Faster
- Michael Nakonechny
- Dr. Richard W. Young
-  Ronald J. Rossi

Stock Performance Graph

The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Value Index and the Media General Financial Services Medical Appliances and Equipment Index ("MG Index") during the five fiscal years ended March 31, 2001. The comparison assumes $100 was invested on March 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5-YEAR CUMULATIVE RETURN
DOLLARS
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
1996
1997
1998
1999
2000
2001
MENTOR CORPORATION
MG GROUP INDEX
NASDAQ MARKET INDEX

LEGEND
INDEX	03/31/96	03/31/97	03/31/98	03/31/99	03/31/00	03/31/01
Company	100.00	92.96	119.03	63.73	117.64	98.52
MG Index	100.00	91.69	130.92	149.79	194.20	180.82
NASDAQ Index	100.00	111.87	169.07	220.94	406.86	167.46

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor are such Report or Graph to be incorporated by reference into any future filings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former officer or employee of the Company or any of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. an initial report of ownership of the Company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and in filing these reports on their behalf.

To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Rossi was late in filing his Statement of Changes in the Beneficial Ownership of Securities (Form 4) for the purchase of shares in the open market.

Certain Transactions

In 1991 the Company entered into an exclusive license agreement with Rochester Medical Corporation ("Rochester") to market and distribute certain external catheter products developed by Rochester. The Company purchased $59,000 in products under the agreement in fiscal year 2001. Certain directors and executive officers of Rochester, a public company, are siblings of Christopher J. Conway, the Chairman and Chief Executive Officer of the Company.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Adel Michael
Secretary

Dated: July 31, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MENTOR CORPORATION, 201 MENTOR DRIVE, SANTA BARBARA, CALIFORNIA, 93111. OUR SEC FILINGS ARE ALSO AVAILABLE ON THE SEC's WEBSITE AT http://www.sec.gov.

EXHIBIT A

MENTOR CORPORATION

AUDIT COMMITTEE CHARTER

The following processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financials statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Organization

This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. The committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

Responsibilities and Processes

The responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to ensure management has set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

EXHIBIT B
MENTOR CORPORATION
AMENDED 2000 LONG-TERM INCENTIVE PLAN

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1 "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

1.2 "Agreement" means a written agreement evidencing a grant of Options.

1.3 "Board" means the Board of Directors of the Company.

1.4 "Change in Control" has the meaning given such term in Section 6.5 of this Plan.

1.5 "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Committee" means such committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Options hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

1.7 "Common Stock" means the common stock, par value $.10 per share, of the Company.

1.8 "Company" means Mentor Corporation, and any successor thereto.

1.9 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.1.

1.10 "Date of Grant" means the date on which an Option is granted, by the Committee under this Plan.

1.11 "Eligible Person" means any person who (a) is an Employee; (b) has been offered and has accepted employment as an Employee; (c) is a Non-Employee Director; or (d) is a consultant or independent contractor to the Company or an Affiliate who is determined by the Committee to render key services to the Company or an Affiliate.

1.12 "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.14 "Fair Market Value" means an amount equal to the last sale price for a Share in the over-the-counter market as reported by such source as the Committee may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.15 "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

1.16 "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

1.17 "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

1.18 "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.19 "Option Period" means the period during which an Option may be exercised.

1.20 "Option Price" means the price per Share at which an Option may be exercised. Subject to the terms of the Plan, the Option Price shall be determined by the Committee.

1.21 "Participant" means any Eligible Person who has received an Option hereunder.

1.22 "Plan" means the Mentor Corporation Amended 2000 Long-Term Incentive Plan, as amended from time to time.

1.23 "Share" means a share of Common Stock.

1.24 "Section 422 Employee" means an Eligible Person who is employed as a common law employee of the Company or a "parent corporation" or a "subsidiary corporation" (both as defined in Section 424(e) and (f) of the Code) with respect to the Company.

1.25 "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate.

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Options, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Options shall be granted, the terms (which terms need not be identical) of all Options, including without limitation the Option Price of Options, the time or times at which Options are granted, the number of Shares covered by Options, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, the terms related to acceleration of vesting in the case of a Change in Control, any exceptions to non-transferability and any provisions relating to vesting and the period during which Options may be exercised. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Option recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

4. Eligibility. Options may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Section 422 Employees.

5. Stock Subject to Plan.

5.1 Subject to adjustment as provided in Section 8, (a) the maximum number of Shares that may be issued under this Plan is 3,000,000 Shares and (b) the maximum number of Shares with respect to which an Eligible Person may be granted Options under this Plan during a fiscal year is 250,000 Shares.

5.2 If an Option expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option) without having been fully exercised, the unissued or forfeited Shares that had been subject to the Option shall become available for the grant of additional Options.

6. Options.

6.1 Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible persons who are not Section 422 Employees. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2 Subject to the terms of the Plan, the Option Price shall be determined by the Committee; provided, however, that in no event shall the Option Price be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. The price per share of Common Stock at which an Incentive Stock Option granted under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, is a Ten Percent Shareholder, the exercise price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the Option is granted.

6.3 The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant. Subject to the other provisions of this Plan, all Options granted under this Plan shall vest as to one-fourth of the total number of Shares covered by such Options on the first anniversary of the Date of Grant and as to an additional one-fourth of the total number of Shares covered by such Options on each of the next three anniversaries of the Date of Grant. An Option will expire if not exercised within three months after the Participant ceases to serve as an Employee, director, or otherwise Eligible Person, or within 12 months from the date the Participant dies providing that the exercised date occurs prior to the expiration of the Option Period.

6.4 The Plan prohibits repricing or lowering the Option Price of a previously granted Option without the prior approval of the Company's shareholders.

6.5 For the purposes of this Plan a Change of Control occurs when:

(i) a person or group acquires or beneficially owns twenty percent (20%) or more of the outstanding voting power of the Company;
(ii) a majority of the Board consists of individuals other than those for whom proxies were solicited by the Board or who were appointed by the Board to fill either (A) vacancies caused by death or resignation or (B) new directorship; or
(iii) there shall have occurred:

(A) a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (aa) the holders of voting stock immediately prior to the merger as a class continue to hold immediately after the merger at least sixty percent (60%) of all outstanding voting power of the surviving or resulting corporation or its parent and (bb) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class of series);

(B) a statutory exchange of shares for cash, securities or other property;
(C) the sale or disposition of all or substantially all of the assets of the Company; or

(D) the dissolution or liquidation of the Company; unless, as to any Participant, more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company, or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by such Participant or a Group that includes such Participant.

A "Group" for purposes of this Plan shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

6.6 Options granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant.

6.7 The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that a number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value per share on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof) surrendered.

7. Exercise of Options.

7.1 An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option granted hereunder or under any other plan maintained by the Company or any Affiliate have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 7.2 hereof.

7.2 To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

7.3 Options granted under this Plan shall not be transferable except by will, the laws of descent and distribution, except to the extent provided in an Agreement.

8. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of Options (c) the aggregate number and class of Shares for which Options thereafter may be made under this Plan, and (d) the maximum number of Shares with respect to which an Eligible Person may be granted Options during the period specified in clause(b) of Section 5.1.

9. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect such Participant's rights or obligations under any Option made prior to the date of such amendment, alteration or termination.

10. Modification, Extension, Renewal, Substitution.

10.1 Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Options. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Option.

10.2 Anything contained herein to the contrary notwithstanding, Options, may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, of all, or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Options granted hereunder shall not be counted toward the Share limit imposed by clause (b) of Section 5.1, except to the extent it is determined by the Committee that counting such Options is required in order for Options hereunder to be eligible to quality as "performance-based compensation" within the meaning of Section 162(m) of the Code.

11. Effectiveness of this Plan. This Plan and any amendments hereto requiring stockholder approval pursuant to Section 9 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

12. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

13. Term of this Plan. Unless sooner terminated by the Board pursuant to Section 13, this Plan shall terminate on July 19, 2010, and no Options may be granted after such date. The termination of this Plan shall not affect the validity of any Options outstanding on the date of termination.

14. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

15. General Provisions.

15.1 The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

15.2 This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

15.3 Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, under this Plan, or to adopt other stock option, or other plans or to impose any requirement of stockholder approval upon the same.

15.4 The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

15.5 This Plan shall be governed, construed and administered in accordance with the laws of the State of California.

15.6 The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

15.7 The Company shall not be required to issue any certificate or certificates for Shares with respect to Options under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

MENTOR CORPORATION
ANNUAL MEETING--SEPTEMBER 14, 2001
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher J. Conway and Adel Michael, and each of them, as attorneys-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of the Company to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, at 10:00 a.m., on September 14, 2001, and any adjournments thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1. ELECTION OF DIRECTORS.

__FOR all nominees listed  __WITHHOLD AUTHORITY

(except as marked to the contrary below) to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Christopher J. Conway, Eugene G. Glover, Walter W. Faster, Michael Nakonechny, Richard W. Young, Ronald J. Rossi.

2. APPROVE THE COMPANY'S AMENDED 2000 LONG-TERM INCENTIVE PLAN

___FOR  ___AGAINST ___ABSTAIN

3. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

___FOR ___AGAINST ___ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy will be voted as directed. If no direction is indicated, it will be voted FOR the, FOR the nominees listed in Proposal No. 1, FOR the approval of Proposal No. 2, and FOR the approval of Proposal No. 3. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

(Continued and to be signed on the other side)

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and proxies shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the annual meeting or any adjournment thereof.

Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign in its name by the president or other authorized officer. All co-owners must sign.

Dated:________, 2001

___________________________________________________
Signature or Signatures

Please MARK, SIGN, DATE and RETURN this PROXY in theenclosed self-addressed envelope.